                    SCHEDULE 14A INFORMATION
                         (Rule 14a-101)
            INFORMATION REQUIRED IN PROXY STATEMENT

                    SCHEDULE 14A INFORMATION
   PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
             EXCHANGE ACT OF 1934 (AMENDMENT NO.    )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[  ]  Preliminary Proxy Statement
[X ]  Definitive Proxy Statement
[  ]  Definitive Additional Materials
[  ]  Soliciting Material Pursuant to Rule 14a-11(c) or
      Rule 14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                   COMMUNITY FINANCIAL CORP.
----------------------------------------------------------------
        (Name of Registrant as Specified in its Charter)

----------------------------------------------------------------
 (Name of Person(s) Filing Proxy Statement, if other than the
                         Registrant)

Payment of Filing Fee (Check the appropriate box):
[ X ] No fee required.
[   ] Fee computed on table below per Exchange Act
      Rules 14a-6(i)(1) and 0-11.

     1.     Title of each class of securities to which
transaction applies:
________________________________________________________________

     2.     Aggregate number of securities to which transaction
applies:
________________________________________________________________

     3.     Per unit price or other underlying value of
transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
________________________________________________________________

     4.     Proposed maximum aggregate value of transaction:

________________________________________________________________

     5.     Total fee paid:
________________________________________________________________

[  ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1.     Amount Previously Paid:
            ____________________________________________

     2.     Form, Schedule or Registration Statement No.:
            ____________________________________________

     3.     Filing Party:
            ____________________________________________

     4.     Date Filed:
            ____________________________________________

               COMMUNITY FINANCIAL CORP.
                240 E. CHESTNUT STREET
              OLNEY, ILLINOIS 62450-2295
                    (618) 395-8676





                    March 26, 1999






Dear Stockholder:

     We invite you to attend the Annual Meeting of Stockholders
(the "Annual Meeting") of Community Financial Corp. (the
"Company") which will be held on Monday, April 26, 1999, at The
Holiday Motel located at 1300 S. West Street, Olney, Illinois at
1:00 p.m., local time.

     The attached Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted at the Annual Meeting. During the meeting, we will also report on the operations of the Company's wholly owned bank subsidiaries. Directors and officers of the Company will be present to respond to any questions the stockholders may have.

     ON BEHALF OF THE BOARD OF DIRECTORS, WE URGE YOU TO SIGN, DATE AND RETURN THE ACCOMPANYING FORM OF PROXY AS SOON AS POSSIBLE EVEN IF YOU CURRENTLY PLAN TO ATTEND THE ANNUAL MEETING. Your vote is important, regardless of the number of shares you own. This will not prevent you from voting in person but will assure that your vote is counted if you are unable to attend the meeting.

     On behalf of the Board of Directors and all the employees of the Company, I wish to thank you for your continued support.

                                   Sincerely,

                                   /s/ Shirley B. Kessler

                                   Shirley B. Kessler
                                   President

_________________________________________________________________

               COMMUNITY FINANCIAL CORP.
                240 E. CHESTNUT STREET
              OLNEY, ILLINOIS 62450-2295
_________________________________________________________________

       NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
             TO BE HELD ON ARPIL 26, 1999
_________________________________________________________________

     NOTICE IS HEREBY GIVEN that the Annual Meeting of
Stockholders (the "Annual Meeting") of Community Financial Corp.
(the "Company") will be held at The Holiday Motel located at 1300 S. West Street, Olney, Illinois on Monday, April 26, 1999, at 1:00 p.m., local time.

     A Proxy Statement and Proxy Card for the Annual Meeting are enclosed.

     The Annual Meeting is for the purpose of considering and acting upon the following matters:

          1.   The election of three directors of the
               Company; and

          2. Such other business as may properly come before the Annual Meeting or any adjournment thereof.

     The Board of Directors is not aware of any other business to come before the Annual Meeting.

     Any action may be taken on any one of the foregoing pro-

posals at the Annual Meeting on the date specified above or on any date or dates to which, by original or later adjournment, the Annual Meeting may be adjourned. Stockholders of record at the close of business on March 18, 1999, are the stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment thereof.

     You are requested to fill in and sign the enclosed Proxy
Card which is solicited by the Board of Directors and to mail it promptly in the enclosed envelope. The proxy will not be used if you attend and vote at the Annual Meeting in person.

                         BY ORDER OF THE BOARD OF DIRECTORS

                         /s/ Steven Walser

                         Steven Walser
                         Secretary
Olney, Illinois
March 26, 1999

     IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES IN ORDER TO INSURE A QUORUM. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

_________________________________________________________________

                    PROXY STATEMENT
                          OF
               COMMUNITY FINANCIAL CORP.
                240 E. CHESTNUT STREET
              OLNEY, ILLINOIS 62450-2295
_________________________________________________________________
            ANNUAL MEETING OF STOCKHOLDERS
                    APRIL 26, 1999
_________________________________________________________________

_________________________________________________________________
                        GENERAL
_________________________________________________________________

     This Proxy Statement is furnished to stockholders of Community Financial Corp. (the "Company") in connection with the solicitation by the Board of Directors of the Company of proxies to be used at the Annual Meeting of Stockholders (the "Annual Meeting") which will be held at The Holiday Motel located at 1300 S. West Street, Olney, Illinois on Monday, April 26, 1999, at 1:00 p.m., local time, and at any adjournment thereof. The accompanying Notice of Annual Meeting and Proxy Card and this Proxy Statement are being first mailed to stockholders on or about March 26, 1999.

_________________________________________________________________
          VOTING AND REVOCABILITY OF PROXIES
_________________________________________________________________

     Regardless of the number of shares of the Company's common stock, par value $.01 per share (the "Common Stock"), owned, it is important that stockholders be represented by proxy or present in person at the Annual Meeting. Stockholders are requested to vote by completing the enclosed proxy card and returning it signed and dated in the enclosed postage-paid envelope. Stockholders are urged to indicate their vote in the spaces provided on the proxy card. PROXIES SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY WILL BE VOTED IN ACCORDANCE WITH THE DIRECTIONS GIVEN THEREIN. WHERE NO INSTRUCTIONS ARE INDICATED, PROXIES WILL BE VOTED FOR THE APPROVAL OF THE SPECIFIC PROPOSAL PRESENTED IN THIS PROXY STATEMENT. Proxies marked as abstentions will not be counted as votes cast. In addition, shares held in street name which have been designated by brokers on proxy cards as not voted will not be counted as votes cast. Proxies marked as abstentions or as broker nonvotes, however, will be treated as shares present for purposes of determining whether a quorum is present.

     A proxy may be revoked at any time prior to its exercise by the filing of a written notice of revocation with the Secretary of the Company, by delivering a duly executed proxy bearing a later date to the Secretary of the Company at the address listed above, or by attending the Annual Meeting and voting in person.

_________________________________________________________________
       VOTING SECURITIES AND SECURITY OWNERSHIP
_________________________________________________________________

     The securities entitled to vote at the Annual Meeting consist of the Common Stock. Stockholders of record as of the close of business on March 18, 1999 (the "Record Date") are entitled to one vote for each share of Common Stock then held. As of the Record Date, there were 2,242,612 shares of Common Stock issued and outstanding. The presence, in person or by proxy, of at least one-third of the total number of shares of Common Stock outstanding and entitled to vote will be necessary to constitute a quorum at the Annual Meeting.

     Persons and groups beneficially owning more than 5% of the Common Stock are required to file certain reports with respect to such ownership pursuant to the Securities Exchange Act of 1934. The following table sets forth information regarding the shares of Common Stock beneficially owned as of the Record Date by persons who beneficially own more than 5% of the Common Stock, each of the Company's directors, each executive officer of the Company named in the Summary Compensation Table set forth under "Proposal I -- Election of Directors -- Executive Compensation -- Summary Compensation Table" and all of the Company's directors and executive officers as a group.

                                         Shares of Common Stock
                                           Beneficially Owned      Percent
                                           at Record Date (1)      of Class
                                         ----------------------    --------
Persons Owning Greater than 5%:
------------------------------
   Community Financial Corp.                  202,529 (2)            9.1%
   Employee Stock Ownership Plan ("ESOP")
   240 E. Chestnut Street
   Olney, Illinois  62450-2295

   First Financial Fund, Inc.                 146,500                6.6
   Gateway Center Three
   100 Mulberry Street
   Newark, NJ  07102

   Wellington Management Company, LLP          155,500                7.0
   75 State Street
   Boston, Massachusetts  02109

Directors:
---------
  Michael F. Bauman                            18,338 (3)             .9
  Wayne H. Benson                              68,133 (4)            3.1
  Roger A. Charleston                          38,138 (5)            1.7
  Gary L. Graham                                6,290                 .3
  Roger L. Haberer                              6,290 (6)             .3
  Brad A. Jones                                22,199                1.0
  Shirley B. Kessler                           70,322 (7)            3.2
  Clyde R. King                                16,299                 .8
  Allen D. Welker                              13,360 (8)             .6

Executive Officer:
-----------------
  Douglas W. Tompson                           45,388 (9)            2.1
   Chief Financial Officer

All directors and executive                   304,757               13.6
 officers of the Company
 as a group (10 persons)

__________
(1) In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, a person is deemed to be the beneficial owner, for purposes of this table, of any shares of Common Stock if he or she has shares with voting or investment power with respect to such Common Stock or has a right to acquire beneficial ownership at any time within 60 days from the Record Date. As used herein, "voting power" is the power to vote or direct the voting of shares, and "investment power" is the power to dispose or direct the disposition of shares. Except as otherwise noted, ownership is direct, and the named individuals and group exercise sole voting and investment power over the shares of the Common Stock. Amounts shown include 9,918, 38,617, 9,918, 5,290,
    5,290, 9,918, 43,378, 9,918, 9,918 and 26,450 shares which may be acquired by Directors Bauman, Benson, Charleston, Graham, Haberer, Jones, Kessler, King, Welker, and Mr. Tompson and by all directors and executive officers of the Company as a group, respectively, upon the exercise of options exercisable within 60 days of the Record Date. Does not include shares with respect to which Directors Bauman, Charleston and Jones have voting power by virtue of their positions as trustees of the trusts holding 202,529 shares under the Company's ESOP and 60,534 shares under the Company's Management Recognition Plan ("MRP"). The shares held by the MRP trust are voted in the same proportion as the ESOP trustees vote the shares held in the ESOP trust.
(2) These shares are currently held in a suspense account for future allocation and distribution among participants as the loan used to purchase the shares is repaid. The ESOP trustees vote all allocated shares in accordance with the instructions of
    the participating employees. Unallocated shares and allocated shares for which no instructions have been received are voted by the trustees in the manner directed by the Company's Board of Directors, and in the absence of such direction from the Company's Board of Directors, the ESOP trustees would have sole discretion as to the voting of such shares. As of the Record Date, 88,488 shares had been allocated.
(3) Includes 290 shares owned by Mr. Bauman's spouse.
(4) Includes 3,350 shares owned by Mr. Benson's spouse, 8,357 shares allocated to Mr. Benson's account under the ESOP and 2,167 shares held in the Company's 401(k) Thrift Plan.
(5) Includes 3,230 shares owned by Mr. Charleston's spouse.
(6) Includes 1,000 shares owned by Mr. Haberer's spouse.
(7) Includes 8,864 shares allocated to Ms. Kessler's account under the ESOP and 3,992 shares held in the Company's 401(k) Thrift Plan.
(8) Includes 200 shares owned by Mr. Welker's spouse. Mr. Welker's term as a director will expire at the Annual Meeting.
(9) Includes 8,280 shares allocated to Mr. Tompson's account under the ESOP and 954 shares held in the Company's 401(k) Thrift Plan.

________________________________________________________________
          PROPOSAL I -- ELECTION OF DIRECTORS
________________________________________________________________

GENERAL

    The Company's Board of Directors currently consists of nine members. The Company's Articles of Incorporation require that directors be divided into three classes, as nearly equal in number as possible, with approximately one-third of the directors elected each year. At the Annual Meeting, three directors will be elected for a term expiring at the 2002 Annual Meeting. The Board of Directors has nominated Roger L. Haberer, Gary L. Graham, and Wayne H. Benson to serve as directors for a three-year period. All nominees are currently members of the Board. Under Illinois law and the Company's Articles of Incorporation, directors are elected by a majority of the votes cast at a meeting at which a quorum is present.

    It is intended that the persons named in the proxies solicited by the Board of Directors will vote for the election of the named nominees. If any nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of such substitute as the Board of Directors may recommend or the size of the Board may be reduced to eliminate the vacancy. At this time, the Board knows of no reason why either nominee might be unavailable to serve.

    The following table sets forth, for each nominee for director and continuing director of the Company, his or her age, the year he or she first became a director and the expiration of his or her term as a director. Each director of the Company, with the exception of Mr. Graham and Mr. Benson, also is a member of the Board of Directors of Community Bank & Trust, N.A. ("CB&T"). In addition, Mr. Graham serves as a director of MidAmerica Bank of St. Clair County ("MidAmerica"), and Mr. Benson serves as a director of MidAmerica, American Bank of Illinois in Highland ("American"), The Egyptian State Bank ("Egyptian") and Saline County State Bank ("Saline"), and Ms. Kessler serves as a director of MidAmerica. CB&T, MidAmerica, American, Egyptian and Saline (collectively, the "Bank Subsidiaries") are operating subsidiaries of the Company.


                              Age at             Year First       Current
                          December 31,            Elected as        Term
           Name               1998                Director        to Expire
           ----           ------------           -----------      ---------

                     BOARD NOMINEES FOR TERMS TO EXPIRE IN 2002

        Wayne H. Benson        45                    1998             1999
        Gary L. Graham         54                    1998             1999
        Roger L. Haberer       54                    1996(1)          1999

                           DIRECTORS CONTINUING IN OFFICE

        Shirley B. Kessler     64                    1987(1)          2000
        Clyde R. King          71                    1974(1)          2000
        Michael F. Bauman      52                    1990(1)          2001
        Roger A. Charleston    55                    1989(1)          2001
        Brad A. Jones          43                    1992(1)          2001

                                   DIRECTORS EMERITUS

        Charles R. Jones (2)   73
        Charles M. DiCiro (3)  72

__________
(1) Refers to year first elected as Director of CB&T. Each of these individuals other than Mr. Haberer was appointed as a director of the Company upon its formation in 1994.
(2) Mr. Jones resigned from the Board of Directors in December 1986 and was named Director Emeritus in January 1987.
(3) Mr. DiCiro resigned from the Board of Directors and was named Director Emeritus in June 1998.


    Set forth below is information concerning the Company's directors. Unless otherwise stated, all directors have held the positions indicated for at least the past five years.

    Wayne H. Benson - Mr. Benson joined CB&T in 1984 as the Branch Manager of CB&T's Lawrenceville Branch and currently serves as the Company's Chief Executive Officer and as CB&T's Executive Vice President. As such, he is in charge of the Company's and CB&T's operations, regulatory compliance and establishing the savings and lending rates for CB&T. In June 1998, Mr. Benson was named Chief Executive Officer of the Company and also serves as a director for American Bancshares, Inc., American, MidAmerica, Egyptian and Saline.

    Gary L. Graham - Mr. Graham is the Mayor of the City of O'Fallon, Illinois, and owner of LUCO, Inc., a river barge business. He serves on the boards of O'Fallon Township High School, Belleville Area College Foundation, and the Southwest Illinois YMCA. Mr. Graham also serves on the O'Fallon Planning Commission, Economic Development Committee, Community Center Major Gift Committee, and the Chamber of Commerce. He is a member of the East-West Gateway Coordinating Council and Southwestern Illinois Regional Airport Task Force. Mr. Graham is President of the St. Louis Coal and Transportation Exchange and serves on the board of directors of American Waterways Operators.

    Roger L. Haberer - Mr. Haberer is the Information Services Manager for Westaff, an employment services company. He retired from the Casey school district after serving twenty-seven years as a teacher. Mr. Haberer is also a football official for the Big Ten Conference.


    Shirley B. Kessler - Ms. Kessler is the President of the Company and President and Chief Executive Officer of CB&T. She joined CB&T in 1967 and has served as President and Chief Executive Officer since December 1986. Her responsibilities include the overall management of the Company and CB&T and the establishment of objectives, policies and strategic plans. Mrs. Kessler is a past President of the Olney Chamber of Commerce and is a Board member for several civic organizations, including the Richland County Economic Development Corporation, and is a past Board member of the Olney Central College Foundation and the local chapter of Big Brothers/Big Sisters of America. Mrs. Kessler also is a Trustee of Illinois Eastern Community College and serves on the board of the Illinois Bankers Association.

    Clyde R. King - Mr King is retired. Mr. King formerly owned and operated King's Furniture Store.

    Michael F. Bauman - Mr. Bauman is the owner of several rental properties in the Olney area. He was elected to the Richland County Board in November 1998. He was a former Chairman of the City of Olney Police and Fire Boards and a former Committee Member of the Secretary of State Antique Auto Events Committee, and served as Chairman of the 1993 Secretary of State Antique Auto Show held in Springfield, Illinois. Mr. Bauman previously served as a member of the School Board of East Richland Community Unit Schools. Mr. Bauman was formerly the co-owner of Bauman Cement, Inc.

    Roger A. Charleston - Mr. Charleston is a civil engineer and the owner of Charleston Engineering, a consulting firm located in Olney. He serves as Chairman of the Board of the Company.

    Brad A. Jones - Mr. Jones is the co-owner and manager of Rural King Supply, a retail farm and home store located in Olney. Mr. Jones also is a member of the Olney Chamber of Commerce.

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

    The following sets forth information with respect to the executive officer of the Company who does not serve on the Board of Directors.

                     Age at
                   December 31,
   Name               1998             Title
   ----            -----------         -----
Douglas W. Tompson    47        Chief Financial Officer

     Douglas W. Tompson - Mr. Tompson has served as CB&T's Chief Financial Officer since 1988. Prior to that time, he was the Assistant Corporate Comptroller for Champion Laboratories, Inc. Mr. Tompson has also been involved as a Cub Scout Leader and in coaching local youth athletic teams, and has served on several committees at the St. Joseph Catholic Church and held several offices in the Olney and state level Elks Lodge. Mr. Tompson also serves as Secretary-Treasurer for Southeastern Illinois Residential Organization, which is a non-profit organization helping provide low income assisted living housing for the frail and elderly of Southeastern Illinois.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors of the Company meets monthly and may have additional special meetings. During the year ended December 31, 1998, the Board of Directors of the Company met 12 times. No director attended fewer than 75% in the aggregate of the total number of Company Board of Directors meetings held during the year ended December 31, 1998 and the total number of meetings held by committees on which he served during such fiscal year. The Board of Directors has standing Audit, Executive, Nominating and Compensation Committees.


     The Audit Committee consists of Directors Allen D. Welker and Brad A. Jones, who serves as Chairman. Charles DiCiro was also a member of the Audit Committee through June 1998. The Audit Committee met four times during the year ended December 31, 1998 to examine and approve the audit report prepared by the independent auditors of the Company and the Company's wholly owned subsidiaries, to review and recommend the independent auditors to be engaged by the Company, to review the internal audit function and internal accounting controls, and to review and approve conflict of interest and audit policies.

     The Executive Committee of the Company consists of Directors Brad A. Jones, Michael F. Bauman, Roger Haberer and Roger Charleston, who serves as Chairman. The Executive Committee meets only as needed and is charged with the responsibility of overseeing the business of the Company and CB&T. The Committee has the power to exercise most powers of the Board of Directors in the intervals between meetings of the Board, and any activity is reported to the Board monthly. The Executive Committee met four times during the year ended December 31, 1998.

     The Company's full Board of Directors acts as a nominating committee for the purpose of considering potential nominees to the Board of Directors. During the year ended December 31, 1998, the Company's Board of Directors met once as a nominating committee. In its deliberations, the Board, functioning as a nominating committee, considers the candidate's knowledge of the banking business and involvement in community, business and civic affairs, and also considers whether the candidate would allow the Board to continue its geographic diversity that provides for adequate representation of its market area. The Company's Articles of Incorporation set forth procedures that must be followed by stockholders seeking to make nominations for directors. In order for a stockholder of the Company to make any nominations, he or she must give written notice thereof to the Secretary of the Company not less than thirty days nor more than sixty days prior to the date of any such meeting; provided, however, that if less than forty days' notice of the meeting is given to stockholders, such written notice shall be delivered or mailed, as prescribed, to the Secretary of the Company not later than the close of business on the tenth day following the day on which notice of the meeting was mailed to stockholders. Each such notice given by a stockholder with respect to nominations for the election of directors must set forth (i) the name, age, business address and, if known, residence address of each nominee proposed in such notice; (ii) the principal occupation or employment of each such nominee; and (iii) the number of shares of stock of the Company which are beneficially owned by each such nominee. In addition, the stockholder making such nomination must promptly provide any other information reasonably requested by the Company.

     The full Board of Directors acts as a compensation committee. While acting as a compensation committee, the Board evaluates the compensation and fringe benefits of the directors, officers and employees, recommends changes, and monitors and evaluates employee morale. Directors who also are officers abstain from discussion and voting on matters affecting their compensation. The Board met four times as a compensation committee during the year ended December 31, 1998.


EXECUTIVE COMPENSATION

     Summary Compensation Table. The following table sets forth cash and noncash compensation for fiscal 1998, 1997 and 1996 awarded to or earned by the Chief Executive Officer and the two highest paid executive officers of the Company whose salary and bonus earned in fiscal 1998 exceeded $100,000. No other executive officer received salary and bonus in excess of $100,000 during the fiscal years ended December 31, 1998, 1997 or 1996.

                                                        Long-Term Compensation
                               Annual Compensation(1)   -----------------------
Name and                       ----------------------   Restricted   Securities
Principal                                                 Stock      Underlying     All Other
Position                  Year  Salary     Bonus        Award(s)(2)  Options(#)    Compensation
--------------------      ----  -------    -----       ------------  ----------    -------------
Shirley B.  Kessler       1998  $124,525   $12,500       $     --          --        $30,602 (3)
  President               1997   121,726    48,912             --          --         19,710
                          1996   114,737    45,076        204,128      43,378         10,251

Wayne H. Benson           1998    89,751     9,000             --          --         34,456 (3)
  Chief Executive         1997    87,733    35,253             --          --         14,666
  Officer                 1996    82,697    32,488        165,246      38,617         26,395

Douglas W. Tompson        1998    88,633    8,600              --          --          9,403 (3)
  Chief Financial         1997    86,641   34,814              --          --          4,141
  Officer                 1996    81,667   32,084         165,246      26,450          2,436

___________
(1) Executive officers receive indirect compensation in the form of certain perquisites and other personal benefits.  The amount of such benefits received by the named executive officers in fiscal 1998 did not exceed 10% of the executive officer's salary and bonus.
(2) The restricted Common Stock awarded vests at the rate of 20% per year following the date of grant, with the first 20% having vested on January 12, 1997.  As of December 31, 1998,
    Ms. Kessler and Messrs. Benson and Tompson had 15,552, 12,590 and 12,590 shares, respectively, of restricted Common Stock, of which 6,219, 5,036 and  5,036 shares,
    respectively, were vested.   As of December 31, 1998, based on the closing sale prices of the Common Stock of $11.25, as reported on the Nasdaq National Market System, the aggregate value of the unvested restricted Common Stock held by Ms. Kessler and Messrs.
    Benson and Tompson was $104,996, $84,982 and $84,982, respectively.  In the event the
    Company pays dividends with respect to its Common Stock, when shares of restricted stock vest and/or are distributed, the holder will be entitled to receive any cash dividends and a number of shares of Common Stock equal to any stock dividends, declared and paid with respect to a share of restricted Common Stock between the date the restricted stock was awarded and the date the restricted is distributed, plus interest on cash dividends, provided that dividends paid with respect to unvested restricted stock must be repaid to the Company in the event the restricted stock is forfeited prior to vesting.
(3) Includes:  (i) contributions of $6,897, $5,384 and $2,659 made by CB&T in fiscal 1998 for the account of Ms. Kessler, Mr. Benson and Mr. Tompson, respectively, pursuant to CB&T's
    401(k) Thrift Plan; (ii)  $18,705, $9,962 and $3,637 paid by the Company to a trust for the benefit of Ms. Kessler, Mr. Benson and Mr. Tompson, respectively, pursuant to
    Supplemental Executive Retirement Agreements with such individuals; (iii) $2,910 and
    $3,107 paid by the Company to purchase disability insurance for the benefit of Mr. Benson and Mr. Tompson, respectively; and (iv) $5,000 and $16,200 paid to Ms. Kessler and Mr.
    Benson, respectively, for service as directors of the Company's subsidiary banks.


    Year-End Option Values. The following table sets forth information concerning the value as of December 31, 1998 of options held by the executive officers named in the Summary
Compensation Table set forth above.

                              Number of                   Value of
                         Securities Underlying           Unexercised
                           Unexercised Options       In-the-Money Options
                           at Fiscal Year-End        at Fiscal Year-End (1)
                        -------------------------   -------------------------
  Name                  Exercisable/Unexercisable   Exercisable/Unexercisable
  ----                  -------------------------   -------------------------
Shirley B. Kessler              43,378/0                   $0/$0
Wayne H. Benson                 38,617/0                   $0/$0
Douglas W. Tompson              26,450/0                   $0/$0

__________
(1) At December 31, 1998, the exercise price of $13.125 per share was below the fair market value of the underlying Common Stock of $11.25 as quoted on the Nasdaq National Market System.

    No options were granted to or exercised by executive officers during fiscal year 1998, and no options held by any executive officer of the Company repriced during the past ten full fiscal years.

    Employment Agreements. The Company and CB&T have entered into employment agreements (the "Employment Agreements") with Mr. Benson and Mr. Tompson (collectively, the "Employees").
Such Boards believe that the Employment Agreements assure fair treatment of the Employees in relation to their careers with the Company and CB&T by assuring them of some financial security.

    The Employment Agreements currently provide Mr. Benson and Mr. Tompson with annual base salaries of $100,000 and $93,000, respectively. Each Employment Agreement provides for a three year term, with the current term expiring in June 2000. On each anniversary date from the date of commencement of the Employment Agreements, the term of employment may be extended for an additional one-year period beyond the then effective expiration date, upon a determination by the Board of Directors that the performance of each Employee has met the required performance standards and that each Employment Agreement should be extended. The Employment Agreements provide the Employees with salary reviews by the Board of Directors not less often than annually, as well as inclusion in any discretionary bonus plans, retirement and medical plans, customary fringe benefits and vacation and sick leave. An Employment Agreement will terminate upon an Employee's death or disability, and is terminable for "just cause" as defined in the Employment Agreements. In the event of termination for just cause, no severance benefits are available. If the Employee is terminated without just cause, the Employee will be entitled to a continuation of his salary and benefits from the date of termination through the remaining term of the Employment Agreement plus an additional 12-month period, but not to exceed three years' salary. Severance benefits payable to an Employee or to his estate will be paid in a lump sum or in installments, as the Employee elects. If an Employment Agreement is terminated due to an Employee's "disability" (as defined in the Employment Agreements), the Employee will not be entitled to a continuation of his salary and benefits. In the event of an Employee's death during the term of his Employment Agreement, the Employee's estate will be entitled to receive his salary through the last day of the calendar month in which the death occurred. An Employee may voluntarily terminate his Employment Agreement by providing 60 days' written notice to the Boards of Directors of CB&T and the Company, in which case the Employee is entitled to receive only his compensation, vested rights and benefits up to the date of termination.

    The Employment Agreements provide that in the event of an Employee's involuntary termination of employment in connection with, or within one year after, any change in control of CB&T or the Company, other than for "just cause," the Employee will be paid within 10 days of such termination an amount equal to the difference between (i) 2.99 times his "base amount," as defined in Section 280G(b)(3) of the Internal Revenue Code, and (ii) the sum of any other parachute payments, as defined under Section 280G(b)(2) of the Internal Revenue Code, that the


Employee receives on account of the change in control.
"Control" generally refers to the acquisition, by any person or entity, of the ownership or power to vote more than 25% of CB&T's or Company's voting stock, the control of the election of a majority of CB&T's or the Company's directors, or the exercise of a controlling influence over the management or policies of CB&T or the Company. In addition, under the Employment Agreements, a change in control occurs when, during any consecutive two-year period, directors of the Company or CB&T at the beginning of such period cease to constitute a majority of the Board of Directors of the Company or CB&T, unless the election of replacement directors was approved by a majority vote of the initial directors then in office. The Employment Agreements with CB&T provide that within 5 business days of a change in control, CB&T shall fund, or cause to be funded, a trust in the amount of 2.99 times each Employee's base amount, that will be used to pay the Employees amounts owed to them upon termination, other than for just cause, within one year of the change in control. The amount to be paid to an Employee from this trust upon his termination is determined according to the procedures outlined in the Employment Agreements with CB&T, and any money not paid to an Employee is returned to CB&T. The Employment Agreements also provide for a similar lump sum payment to be made in the event of an Employee's voluntary termination of employment within one year following a change in control, upon the occurrence, or within 90 days thereafter, of certain specified events following the change in control, which have not been consented to in writing by an Employee, including
(i) the requirement that the Employee perform his principal executive functions more than 35 miles away from CB&T's current primary office, (ii) a material reduction in the Employee's base compensation as then in effect, (iii) the failure of the Company or CB&T to maintain existing or substantially similar employee benefit plans, including material vacation, fringe benefits, stock option and retirement plans, as the same may be changed by mutual agreement from time to time, or with benefits substantially similar to those provided to him under any employee benefit plan in which the Employee is a participant at the time of the change in control, (iv) the assignment to the Employee of duties and responsibilities which are materially different from those normally associated with his position with CB&T, (v) a material reduction in the Employee's authority and responsibility, and (vi) the failure to re-elect the Employee to the Company's or CB&T's Board of Directors if he is serving on the Board on the date of the change in control. The aggregate payments that would be made to Mr. Benson and Mr. Tompson assuming termination of their employment under the foregoing circumstances at December 31, 1998, would have been approximately $299,000 and $278,070, respectively. These provisions may have an anti-takeover effect by making it more expensive for a potential acquirer to obtain control of the Company. In the event that an Employee prevails over the Company and CB&T in a legal dispute as to the Employment Agreements, he will be reimbursed for his legal and other expenses.

    Supplemental Executive Retirement Agreements. In order to secure the continuing services of Ms. Kessler and Messrs. Benson and Tompson (collectively, the "Executives"), CB&T entered into supplemental executive retirement agreements (the "SERAs") with the Executives effective January 1, 1995. Pursuant to the terms of the SERAs, each year CB&T will credit an account for each Executive with the amount, if any, by which (i) the sum of any annual additions allocated to the Executive's account under the ESOP and any other tax-qualified, defined contribution plan maintained by CB&T or the Company (measured without regard to the limitations on annual additions imposed under Internal Revenue Code Section 415), exceeds (ii) the limit imposed on annual additions by Internal Revenue Code Section 415(c)(1) and any regulations thereunder. In addition, if the limitation imposed by Section 415(e) of the Internal Revenue Code reduces the benefit that the Executive accrues under any defined benefit pension plan maintained by CB&T, CB&T shall, as soon as practicable after the close of the plan year in which said reduction occurs, contribute to the Executive's account an amount equal to the present value of such reduction.

    Upon an Executive's termination of employment with the Company or CB&T, for reasons other than death or removal for "just cause," CB&T will pay the balance of the Executive's account to the Executive in ten substantially equal annual installments. In the event that the Executive dies before all benefit payments have been made to him, CB&T shall pay to the Executive's beneficiary (or estate, if he has no beneficiary) a lump sum payment, within 60 days following the Executive's death, in an amount equal to the balance of the Executive's account. Termination for "just cause" (as defined in the SERAs) would result in the forfeiture of all benefits under the SERAs. In the event of a change in control (as defined in the SERAs), the balance in the Executive's account shall be due and payable to the Executive in one lump sum payment within 10 days following such change in control. CB&T has established an irrevocable

grantor trust to hold assets in order to provide a source of funds to assist it in meeting its liabilities under the SERAs.
The assets of such trust will remain general assets of CB&T and be subject to the claims of its general creditors.

    Deferred Compensation Plan. CB&T's Board of Directors has established the Deferred Compensation Plan for the exclusive benefit of members of CB&T's Board of Directors who are not employees of CB&T, CB&T's President and Executive Vice President and such other executive officers of CB&T which the Board of Directors may identify by resolution as being eligible to participate in the Deferred Compensation Plan. Pursuant to the terms of the Deferred Compensation Plan, directors may elect to defer the receipt of all or part of their future fees, and other plan participants may elect to defer receipt of up to 25% of their future compensation. Deferred amounts will be credited to a bookkeeping account in the participant's name, which will also be credited quarterly with the investment return which would have resulted if such deferred amounts had been invested, based upon the participant's choice, in either Common Stock or in a fund with a return equal to CB&T's annual rate of interest on one year certificates of deposit. Participants may determine the time and form of benefit payments and may cease future deferrals any time. Changes in participant elections generally become effective only as of the following January 1st, except that (i) elections designating a beneficiary or ceasing future contributions will be given immediate effect, and (ii) participants may change elections as to the timing or form of distributions only with respect to subsequently deferred compensation. CB&T contributes the aggregate amounts deferred to a trust associated with the Deferred Compensation Plan to assist it in meeting its obligations under the Deferred Compensation Plan. Contributions to such trust are made on a quarterly basis and the funds will be used for eventual payments to participants.

    Change of Control Severance Agreements. Both the Company and CB&T entered into severance agreements (the "Severance Agreements") with Shirley B. Kessler. The Severance Agreements will terminate on the earlier of (a) June 22, 2000 or (b) the date on which Ms. Kessler terminates employment with CB&T, provided that the rights under the Severance Agreements will continue following termination of employment if the Severance Agreements were in effect at the date of the change in control. On each annual anniversary date from the date of commencement of the Severance Agreements, the term of the Severance Agreements may be extended for additional one year periods beyond the then effective expiration date, upon a determination by the Board of Directors that the performance of Ms. Kessler has met the required performance standards and that such Severance Agreements should be extended.

    The Severance Agreements provide that in the event of Ms. Kessler's involuntary termination of employment in connection with any change in control of CB&T or the Company or prior to Ms. Kessler's attainment of age 65 after a change in control, other than for "just cause," Ms. Kessler will be paid within 10 days of such termination an amount equal to the difference between (i) 2.99 times her "base amount," as defined in Section 280G(b)(3) of the Internal Revenue Code, and (ii) the sum of any other parachute payments, as defined under Section 280G(b)(2) of the Internal Revenue Code, that she receives on account of the change in control. "Control" generally refers to the acquisition, by any person or entity, of the ownership or power to vote more than 25% of CB&T's or Company's voting stock, the control of the election of a majority of CB&T's or the Company's directors or the exercise of a controlling influence over the management or policies of CB&T or the Company. In addition, under the Severance Agreements, a change in control occurs when, during any consecutive two-year period, directors of the Company or CB&T at the beginning of such period cease to constitute a majority of the Board of Directors of the Company or CB&T, unless the election of replacement directors was approved by a majority vote of the initial directors then in office. The Severance Agreement with CB&T provides that within five business days of a change in control, CB&T shall fund, or cause to be funded, a trust in the amount of 2.99 times Ms. Kessler's base amount, that will be used to pay amounts owed to Ms. Kessler upon termination other than for just cause within one year of the change in control. The amount to be paid to Ms. Kessler from this trust upon her termination is determined according to the procedures outlined in the Severance Agreements, and any money not paid to Ms. Kessler is to be returned to CB&T. The Severance Agreements also provide for a similar lump sum payment to be made in the event of the voluntary termination of employment following a change in control and prior to her attainment of age 65, upon the occurrence, or within 90 days thereafter, of certain specified events following the change in control, which Ms. Kessler has not consented to in writing, including (i) requiring Ms. Kessler to perform her principal executive functions more than 35 miles from CB&T's current primary office, (ii) materially reducing Ms. Kessler's base compensation as then in effect, (iii) failing to maintain existing employee benefit plans,

including material vacation, fringe benefits, stock option and retirement plans as the same may be changed by mutual agreement from time to time, or with benefits substantially similar to those provided to her under any employee benefit plan in which Ms. Kessler is a participant at the time of the change in control, (iv) assigning duties and responsibilities to Ms. Kessler which are materially different from those normally associated with her position with CB&T, (v) materially diminishing Ms. Kessler's authority and responsibility, and (vi) failing to reelect Ms. Kessler to the Board of Directors if she is serving on the Board on the date of the change in control. The aggregate payments that would be made to Ms. Kessler assuming her termination of employment under the foregoing circumstances at December 31, 1998 would have been approximately $403,650. These provisions may have an anti-takeover effect by making it more expensive for a potential acquirer to obtain control of the Company. In the event that Ms. Kessler prevails over the Company or CB&T in a legal dispute as to the Severance Agreements, she will be reimbursed for her legal and other expenses.

DIRECTOR COMPENSATION

    Each nonemployee member of the Company's Board of Directors who is also a Director of CB&T receives an annual fee of $5,000, except for the Chairman of the Board of Directors of CB&T who receives an annual fee of $15,000. Directors, other than the Chairman, also receive a fee of $350 for each Board meeting attended and $100 for each Committee meeting attended. Mr. Graham receives a fee of $500 per Board meeting attended which includes his compensation for service on the Board of Directors of MidAmerica. Ms. Kessler receives a fee of $500 per MidAmerica Board meeting attended, and Mr. Benson receives fees of $500, $400 and $450 per MidAmerica, American and Egyptian and Saline Board meetings attended, respectively. Directors who are also members of the Board of CB&T also are eligible to participate in the Community Bank & Trust, N.A. Deferred Compensation Plan (the "Deferred Compensation Plan"). See " -- Executive Compensation -- Deferred Compensation Plan."
Directors also are eligible to participate in the Company's 1996 Stock Option and Incentive Plan ("Option Plan") and Management Recognition Plan ("MRP"). Directors Graham and Haberer each received 2,116 shares under the MRP and 5,290 options under the Option Plan.

TRANSACTIONS WITH MANAGEMENT

    The Bank Subsidiaries offer loans to their directors and officers. These loans currently are made in the ordinary course of business with the same collateral, interest rates and underwriting criteria as those of comparable transactions prevailing at the time and do not involve more than the normal risk of collectibility or present other unfavorable features. Under current law, loans to directors and executive officers are required to be made on substantially the same terms, including interest rates, as those prevailing for comparable transactions and must not involve more than the normal risk of repayment or present other unfavorable features. Furthermore, all loans above the greater of $25,000 or 5%, of the Bank Subsidiary's capital and surplus (i.e., up to $1.0 million) to such persons must be approved in advance by a disinterested majority of the Board of Directors. At December 31, 1998, the Bank Subsidiaries' loans to directors and executive officers, not including unused limits under credit cards, totaled $1,130,000, or 3.2%, of the Company's stockholders' equity, at that date.

________________________________________________________________
   RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS
________________________________________________________________

    Larsson, Woodyard, & Henson, CPAs, which was the Company's independent auditor for the 1998 fiscal year, has been retained by the Board of Directors to be the Company's auditor for the 1999 fiscal year. A representative of Larsson, Woodyard & Henson, CPAs is expected to be present at the Annual Meeting and will have the opportunity to make a statement if he or she so desires.

________________________________________________________________
   SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
________________________________________________________________

    Pursuant to regulations promulgated under the Exchange
Act, the Company's officers and directors and all persons who own more than ten percent of the Common Stock ("Reporting Persons") are required to file reports detailing their ownership and changes of ownership in the Common Stock and to furnish the Company with copies of all such ownership reports that are filed. Based solely on the Company's review of the copies of such ownership reports which it has received in the past fiscal year or with respect to the past fiscal year, or written representations that no annual report of changes in beneficial ownership were required, the Company believes that during fiscal year 1998 and prior fiscal years all Reporting Persons have complied with these reporting requirements, except for Roger A. Charleston and Shirley B. Kessler, who failed to timely report one transaction on a Form 4 and Gary L. Graham and Roger L. Haberer, who failed to timely file a Form 3. All individuals subsequently filed the required Forms 3 and 4.

________________________________________________________________
                     OTHER MATTERS
________________________________________________________________

    The Board of Directors is not aware of any business to come before the Annual Meeting other than those matters described above in this proxy statement and matters incident to the conduct of the Annual Meeting. However, if any other matters should properly come before the Annual Meeting, it is intended that proxies in the accompanying form will be voted in respect thereof in accordance with the determination of a majority of the Board of Directors.

________________________________________________________________
                     MISCELLANEOUS
________________________________________________________________

    The cost of soliciting proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of Common Stock. In addition to solicitations by mail, directors, officers and regular employees of the Company may solicit proxies personally or by telegraph or telephone without additional compensation therefor.

    The Company's 1998 Annual Report to Stockholders, including financial statements, is being mailed to all stockholders of record as of the close of business on the Record Date. Any stockholder who has not received a copy of such Annual Report may obtain a copy by writing to the Secretary of the Company. Such Annual Report is not to be treated as a part of the proxy solicitation material or as having been incorporated herein by reference.


________________________________________________________________
                 STOCKHOLDER PROPOSALS
________________________________________________________________

    Under the Company's Articles of Incorporation, stockholder proposals must be submitted in writing to the Secretary of the Company at the address stated later in this paragraph no less than 30 days nor more than 60 days prior to the date of such meeting; provided, however, that if less than forty days' notice of the meeting is given to stockholders, such written notice shall be delivered or mailed, as prescribed, to the Secretary of the Company not later than the close of business on the tenth day following the day on which notice of the meeting was mailed to stockholders. For consideration at the Annual Meeting, a stockholder proposal must be delivered or mailed to the Company's Secretary no later than April 5, 1999. In order to be eligible for inclusion in the Company's proxy materials for next year's Annual Meeting of Stockholders, any stockholder proposal to take action at such meeting must be received at the Company's executive office at 240 E. Chestnut Street, Olney, Illinois 62450-2295, no later than November 29, 1999. Any such proposal shall be subject to the requirements of the proxy rules adopted under the Exchange Act.
                              BY ORDER OF THE BOARD OF DIRECTORS

                              /s/ Steven Walser

                              Steven Walser
                              Secretary

March 26, 1999
Olney, Illinois
________________________________________________________________
              ANNUAL REPORT ON FORM 10-K
________________________________________________________________

       A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1998 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WILL BE FURNISHED WITHOUT CHARGE TO EACH STOCKHOLDER AS OF THE RECORD DATE UPON WRITTEN REQUEST TO CORPORATE SECRETARY, COMMUNITY FINANCIAL CORP., 240
E. CHESTNUT STREET, OLNEY, ILLINOIS 62450-2295
________________________________________________________________


________________________________________________________________
                    REVOCABLE PROXY

               COMMUNITY FINANCIAL CORP.
                    OLNEY, ILLINOIS
________________________________________________________________

            ANNUAL MEETING OF STOCKHOLDERS
                    April 26, 1999

       The undersigned hereby appoints Clyde R. King, Brad A. Jones and Michael F. Bauman, with full powers of substitution, to act as attorneys and proxies for the undersigned, to vote all shares of the common stock of Community Financial Corp. which the undersigned is entitled to vote at the Annual Meeting of Stockholders, to be held at The Holiday Motel, located at 1300
S. West Street, Olney, Illinois, on Monday, April 26, 1999, at 1:00 p.m. (the "Annual Meeting"), and at any and all adjournments thereof, as follows:

                                        VOTE
                                        FOR      WITHHELD
                                        ----     --------
1. The election as directors of all
   nominees listed below (except as
   marked to the contrary below).        [  ]       [  ]

   Wayne H. Benson
   Gary L. Graham
   Roger L. Haberer

   INSTRUCTION:  TO WITHHOLD YOUR VOTE FOR ANY INDIVIDUAL
   NOMINEE, INSERT THAT NOMINEE'S NAME ON THE LINE PROVIDED
   BELOW.

   __________________________________________

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE LISTED
PROPOSITION.

________________________________________________________________
THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PROPOSITION STATED. IF ANY OTHER BUSINESS IS PRESENTED AT THE ANNUAL MEETING, INCLUDING MATTERS RELATING TO THE CONDUCT OF THE ANNUAL MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN ACCORDANCE WITH THE DETERMINATION OF A MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE ANNUAL MEETING.
________________________________________________________________

   THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

    Should the undersigned be present and elect to vote at the Annual Meeting or at any adjournment thereof, then the power of said attorneys and prior proxies shall be deemed terminated and of no further force and effect. The undersigned may also revoke his proxy by filing a subsequent proxy or notifying the Secretary of his decision to terminate his proxy.

    The undersigned acknowledges receipt from the Company prior to the execution of this proxy of a Notice of Annual
Meeting and a Proxy Statement dated March 26, 1999.

Dated: _______________, 1999


___________________________    __________________________
PRINT NAME OF STOCKHOLDER      PRINT NAME OF STOCKHOLDER



_____________________________  __________________________
SIGNATURE OF STOCKHOLDER       SIGNATURE OF STOCKHOLDER


    Please sign exactly as your name appears on the enclosed card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. Corporation proxies should be signed in corporate name by an authorized officer. If shares are held jointly, each holder should sign.


    PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY
IN THE ENCLOSED POSTAGE-PAID ENVELOPE.